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                                                                  Exhibit 10.4


                             MASTER PROMISSORY NOTE

$3,000,000.00                                                   Cleveland, Ohio
                                                Executed as of January 31, 1997


         Company promises to pay to the order of Bank, at any of its offices, on the Maturity Date applicable to each Advance, the principal amount of each Advance, together with interest on the daily principal balance of such Advance at a rate per annum equal to the Interest Rate applicable to such Advance. The principal amount of each Advance shall be due and payable on the Maturity Date applicable to such Advance. Accrued interest on each to such Advance. The daily principal balance of each Advance that remains outstanding after its Maturity Date shall bear interest at a rate per annum equal to the Default Interest Rate. No Money Market Advance or LIBOR Advance may be prepaid prior to its Maturity Date. Each Money Market Advance shall be in the principal sum of at least One Million Five Hundred Thousand Dollars ($1,500,000).

         This Note shall serve as a master note to evidence all Advances; provided, however, that the aggregate unpaid principal amount of all Advances shall not at any one time outstanding exceed the amount specified in the Line Facility. Bank's records shall be rebuttably presumptive evidence as to (a) the principal amount, the Maturity Date, and the Interest Rate applicable to each Advance, and (b) each payment of principal and interest received by Bank applicable to each Advance. Company waives presentment, demand, notice, protest, and all other demands and notices in connection with delivery, acceptance, performance, default, or enforcement of this Note.

         For each payment of principal or interest not received by Bank when due, Company agrees to pay Bank a late charge equal to the greater of ten percent (10%) of the amount of the payment or twenty-five dollars ($25.00).

         If any Money Market Advance or LIBOR Advance becomes due and payable and is prepaid prior to its Maturity Date, Company also promises to reimburse Bank on demand for any resulting loss, cost, or expense incurred by Bank as a result thereof, including, without limitation, any loss incurred in obtaining, liquidating, or employing deposits from third parties, but excluding loss of margin for the period after any such payment. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, there shall be any increase in the cost to Bank of

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making, funding, maintaining, or allocating capital to any Money Market Advance or LIBOR Advance, then Company shall, from time to time upon demand by Bank, pay to Bank additional amounts sufficient to compensate Bank for such increased cost. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, it becomes unlawful for Bank to make, fund, or maintain any Money Market Advance or LIBOR Advance, then Bank's obligation to make, fund, or maintain any Money Market Advance or LIBOR Advance shall terminate and each affected outstanding Money Market Advance or LIBOR Advance shall be converted to a Prime Advance on the earlier of the applicable Maturity Date for each such Advance or the date the making, funding, or maintaining of each such Advance becomes unlawful.

         Upon the occurrence of any Event of Default and at all times thereafter, at the option of Bank all Obligations shall become immediately due and payable, Bank may terminate the Line Facility and no further Advance shall be made, and bank may apply or set off any Deposit Account against all Obligations, all without any notice to or demand upon Company, in addition to any other rights and remedies Bank may have pursuant to law, this Note, or any other instruments or agreements, which rights and remedies shall be cumulative.

         All provisions hereof shall be subject to, governed by, and construed in accordance with Ohio law. Unenforceability of any provision affect the enforceability of any other provision or application of any provision. Any amendment or waiver hereof or any waiver of any right or remedy otherwise available must be in writing and signed by the party against whom enforcement of the amendment or waiver is sought.

For the purposes of this Note:

         "ADVANCE" means loan advance made by Bank to Company pursuant to the Line Facility;

         "BANK" means KEYBANK NATIONAL ASSOCIATION, a national banking associate with its main office located at 127 Public Square, Cleveland, Ohio 44114, and its successors and assigns;

         "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Cleveland, Ohio and, if the applicable Business Day relates to any LIBOR Advance, on which dealings are carried on in the London interbank Eurodollar market;


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         "COMPANY" means SHILOH INDUSTRIES, INC. and its successors and assigns;
         provided, however, that Company may not assign or otherwise transfer any of its rights under this Note without the express written consent of Bank;

         "DEFAULT INTEREST RATE" means that floating rate per annum (calculated on the basis of a year of 360 days for the actual number of days elapsed) equal to three percent (3%) in excess of the Prime Rate, which rate shall be immediately adjusted to correspond with each change in the Prime Rate;

         "DEPOSIT ACCOUNT" means any demand, time, statement, savings, passbook, or similar account or balance (including, without limitation, any certificate of deposit) presently or at any time hereafter maintained with Bank at any of its foreign or domestic offices either by Company severally or jointly by Company and another person or organization;

         "EVENT OF DEFAULT" means the occurrence of any of the following events:
         (a) failure to pay or perform any Obligation when it becomes due and such failure remains unremedied for ten (10) calendar days thereafter,
         (b) untruthfulness, proved to the satisfaction of Bank, of any statement, representation, or certification contained in any financial statement, credit application, or other document given by Company in connection with any Advance or any other Obligation, (c) breach by Company of any provision, agreement, representation, warranty, or covenant set forth in this Note, in the Line Facility, in any other instrument, document, or agreement evidencing or relating to any Obligation, or in any mortgage deed, assignment, pledge, or security agreement given as or evidencing security for any Obligation of Company, (d) dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of Company, (e) assignment for the benefit of creditors by Company, (f) failure or inability of Company to pay its debts as they come due, or
         (h) the commencement of any proceedings under any bankruptcy or insolvency laws by or against Company;

         "INTEREST RATE" means (a) as to any Prime Advance, that floating rate per annum (calculated on the basis of a year of 360 days, for the actual number of days elapsed) equal to the Prime Rate, which rate shall be immediately adjusted to correspond with each change in the Prime Rate, (b) as to any LIBOR Advance, that fixed rate per annum (calculated on the basis of a year of 360 days for the actual number of days elapsed) equal to one-half percent (1/2 of 1%) in excess of the Reserve Adjusted LIBOR Rate, and (c) as to any Money Market Advance, that fixed rate per annum (calculated on the


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         basis of a year of 360 days for the actual number of days elapsed)
         mutually agreed upon between Bank and Company;

         "LIBOR ADVANCE" means any Advance that bears interest determined with reference to the Reserve Adjusted LIBOR Rate;

         "LIBOR RESERVE REQUIREMENTS" means, for any LIBOR Advance, the maximum reserves (whether basic, supplemental, marginal, emergency, or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to the term of such advance;

         "LINE FACILITY" means the line of credit established by bank in favor of Company in the maximum principal amount of Three Million Dollars ($3,000,000) at any one time outstanding, together with all extensions, renewals, restatements, and substitutions thereof, in whole or in part;

         "MATURITY DATE" means (a) with respect to any Prime Advance, the earlier of (1) February 28, 1998, or (2) ninety (90) days after the date of such Advance, (b) with respect to any LIBOR Advance, the earlier of (1) February 28, 1998 or (2) the date selected by Company that ends, one, two, or three months after the date of the making of such Advance, and (c) with respect to any Money Market Advance, the earlier of (1) February 28, 1998 or (2) the date selected by Company and agreed to be the Bank but in no event later than 30 days after the date of the making of any Money Market Advance;

         "MONEY MARKET ADVANCE" means any Advance that bears interest determined with reference to the overnight federal funds rate for the Bank or such other fixed money market rate offered by the Bank;

         "OBLIGATION" means any present or future obligation, indebtedness, or liability of Company owed to Bank of whatever kind and however evidenced, together with all extensions, renewals, amendments, restatements and substitutions thereof or therefor (including, without limitation, each Advance evidenced by this Note or the Line Facility);

         "PRIME ADVANCE" means any Advance that bears interest determined with reference to the Prime Rate;

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         "PRIME RATE" means interest rate established from time to time by Bank as Bank's Prime Rate, whether or not such rate is publicly announced. The Prime Rate may not be the lowest interest rate charged by Bank for commercial or other extensions of credit;

         "RESERVE ADJUSTED LIBOR RATE" means, with respect to any LIBOR Advance, the rate per annum (rounded upwards to the next higher whole multiple of 1/16% if such rate is not such a multiple) equal to the quotient of
         (a) the rate per annum (rounded upwards to the next higher whole multiple of 1/16% if such rate is not such a multiple) at which deposits in United States dollars are offered at 11:00 a.m. (London, England time) (or as soon thereafter as is reasonably practicable) by prime banks in the London interbank Eurodollar market two Business Days prior to the day such Advance is made in an amount and with a maturity comparable to the amount and maturity of such Advance, divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the LIBOR Reserve Requirements current on the date two (2) Business Days prior to the day such Advance is made.

         After all obligations evidenced by this Note become due and payable, any attorney-at-law is irrevocably authorizes to (a) appear for Company in any state or federal court of record, (b) waive the issuance and service of process, all errors, and all rights of appeal and stay of execution, and (c) confess judgement against Company in favor of Bank for the principal balance of all Advances evidenced by this Note, the amount of all unpaid accrued interest, the amount of all costs of suit, and the amount of a reasonable attorney's fee. These authorizations shall survive any judgement(s) and any vacation of any judgement(s). Company agrees that Bank's attorney may confess judgement pursuant to the foregoing warrant of attorney. Company further agrees that the attorney confessing judgement pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Bank.

         Company, to the extent permitted by law, waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between Bank and Company arising out of, in connection with, related to, or incidental to the relationship established between Company and Bank in connection with this Note or any other agreement, instrument or document executed or delivered in connection therewith or the transactions related thereto. This waiver shall not in any way affect, waive, limit, amend or modify Bank's ability to pursue remedies pursuant to any confession of judgement or cognovit provision contained in this Note, or any other agreement, instrument or document related thereto.


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WARNING: BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT
TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGEMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

ADDRESS:                              COMPANY:
402 Ninth Avenue                      SHILOH INDUSTRIES, INC.
P.O. Box 2037
Mansfield, Ohio 44905                 By:  /s/ Robert L. Grissinger
                                         -----------------------------------
                                      Title: Chairman, President & CEO
                                            --------------------------------
                                      And:
                                          ----------------------------------
                                      Title:
                                            ---------------------------------


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